UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 27, 2011

JAMMIN JAVA CORP.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-52161
(Commission File Number)

EIN: 264204714
(IRS Employer Identification No.)

8200 Wilshire Blvd, Suite 200 Beverly Hills CA 90211
(Address of principal executive offices and Zip Code)

323-556-0746
Registrant's telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.  DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On January 27, 2011, Jammin Java Corp. (the “Company”) appointed Paola Dooly to its Board of Directors. Ms. Dooly will also serve as the Company's Director of Sales.  She will be a key executive working closely with the Company’s current management to solely focus on increasing revenues.

Ms. Dooly, age 43, is a seasoned veteran in the coffee industry and has deep expertise in helping roll out new coffee companies.  Prior to joining the Company, Ms. Dooly served as Vice President of U.S. Sales for Kicking Horse Coffee from March 2008 to January 2011, where she successfully rolled the company out in the US.  From October 2004 to March 2008, she served as Director of Retail for Mighty Leaf Tea (“Mighty Leaf”).  From February 2004 to October 2004, Ms. Dooly served as Sales and Marketing Consultant for Mighty Leaf.  From April 1999 to October 2001, Ms. Dooly served as Western Regional Sales Manager for Tazo Tea. Ms. Dooly has a Bachelors of Arts Degree from Bishop's University in Quebec, Canada, which she obtained in 1989 and also previously studied business and economics at the University of California, Berkeley.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

EXHIBIT NO.	DESCRIPTION
Exhibit 99.1*	Press Release Announcing Appointment

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAMMIN JAVA CORP.

/s/ Anh Tran
Anh Tran
President, Secretary, Treasurer and Director
Date:	February 4, 2011